UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2009
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01	Other Events

On August 17, 2009, the Board of Directors of the Registrant approved renewing its previously announced stock repurchase program. In February 2009, the Board of Directors approved a stock repurchase plan pursuant to which up to 114,134 shares or approximately 5% of the then outstanding shares other than those held by the Mutual Holding Company would be repurchased in open market transactions. AS of August 17, 2009, 51,034 shares remained to be repurchased under this program. The Board of Directors authorized the continuation of this program up to the 114,134 shares with such repurchases to be completed by the earlier of December 31, 2009 or the completion of the repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
Date: August 20, 2009	By:	/s/ Gary T. Jolliffe
Gary T. Jolliffe President and Chief Executive Officer